Exhibit 99.1

NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications Phone: (724) 838-6020	Executive Director, Investor Relations and Corporate Communications
Media Hotline: (888) 233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Announces Final Results of Cash Tender Offer for Debt Securities

GREENSBURG, Pa., October 22, 2009 – Allegheny Energy Supply Company, LLC (“AE Supply”), the merchant power generation business of Allegheny Energy, Inc. (NYSE: AYE), announced today that the cash tender offer for its 7.80% Notes due 2011 (the “Notes”) expired at midnight, New York City time, on October 20, 2009 (the “Expiration Date”). Notes totaling $152,000,000 were validly tendered and not validly withdrawn on or before the Expiration Date. AE Supply has accepted all validly tendered notes and has paid the tender offer consideration, together with accrued and unpaid interest.

This release is neither an offer to purchase nor a solicitation for acceptance of the tender offer. The tender offer was made pursuant to the Offer to Purchase dated September 22, 2009, as amended. Persons with questions regarding the tender offer should contact the lead dealer manager, Credit Suisse Securities (USA) LLC, at (800) 820-1653 (toll free) or (212) 538-1862 (collect), or Global Bondholder Services, at (866) 470-3900 (US toll-free) and (212) 430-3774 (collect).

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to approximately 1.6 million customers in Pennsylvania, West Virginia, Maryland, and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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